UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2007

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

 (Exact name of registrant as specified in its charter)

Florida	333-86347	65-1130026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park Laiyang City, Yantai, Shandong Province, People’s Republic of China	710075
(Address of principal executive offices)	(Zip Code)

(86) 535-7282997
 (Registrant's telephone number, including area code)

Copies to:
Asher S. Levitsky, P.C.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone (212) 981-6767
Fax (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

    On November 6, 2007, Genesis Pharmaceuticals Enterprises, Inc. (the “Company”) entered into a Securities Purchase Agreement with Pope Investments, LLC (the “Investor”) pursuant to which the Company, on November 7, 2007 (the “Closing Date”) issued and sold to the Investor, for $5,000,000 (a) 6% convertible subordinated debentures due November 30, 2010 (the “Debenture”) and (b) a three-year warrant (the “Warrant”) to purchase 10,000,000 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $0.32 per share, subject to adjustment as provided therein.

    The Debenture bears interest at the rate of 6% per annum, payable in semi-annual installments on May 31 and November 30 of each year, with the first interest payment being due on May 31, 2008. The initial conversion price (“Conversion Price”) of the Debentures is $0.25 per share. If the Company issues common stock at a price that is less than the effective Conversion Price, or common stock equivalents with an exercise or conversion price less than the then effective Conversion Price, the Conversion Price of the Debenture and the exercise price of the Warrant will be reduced to such price. The Debenture may not be prepaid without the prior written consent of the Holder.

    In connection with the Offering, the Company’s principal stockholder placed in escrow 20,000,000 shares of Common Stock, which shall be replaced by 20,000,000 shares issued by the Company in the name of the escrow agent, at which time the shares delivered by the principal stockholder will be returned. In the event the Company’s consolidated Net Income Per Share (as defined in the Purchase Agreement), for the year ended June 30, 2008 is less than $0.038, the escrow agent shall deliver the 20,000,000 shares to the Investor.

    Pursuant to the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company must file on each Filing Date (as defined in the Registration Rights Agreement) a registration statement to register the portion of the Registrable Securities (as defined therein) as permitted by the Securities and Exchange Commission’s guidance.

    The initial registration statement must be filed within 90 days of the Closing Date and declared effective within 180 days following the Closing Date. Any subsequent registration statements that are required to be filed on the earliest practical date on which the Company is permitted by the Securities and Exchange Commission’s guidance to file such additional registration statement. Such additional registration statements must be effective 90 days following the date on which it is required to be filed.

    In the event that the registration statement is not timely filed or declared effective, the Company will be required to pay liquidated damages. Such liquidated damages shall be, at the investor’s option, either $1,643.83 or 6,575 shares of Common Stock per day that the registration statement is not timely filed or declared effective as required pursuant to the Registration Rights Agreement, subject to an amount of liquidated damages not exceeding either $600,000, 2,400,000 shares of Common Stock, or a combination thereof based upon 12% liquidated damages in the aggregate.

    The sale of the Debenture and Warrants and the issuance of the 20,000,000 shares to be held in escrow are exempt from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 promulgated thereunder since, among other things, the transaction did not involve a public offering, the investors were accredited investors and acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

    Copies of the Securities Purchase Agreement, Convertible Subordinated Debenture, Common Stock Purchase Warrant, and the Registration Rights Agreement are filed as exhibits to this Current Report on Form 8-K. The summary of these agreements as set forth above is qualified by reference to such exhibits.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description

4.1	6% Convertible Subordinated Debenture, dated November 7, 2007
4.2	Common Stock Purchase Warrant, dated November 7, 2007
10.1	Securities Purchase Agreement, dated as of November 6, 2007, between Genesis Pharmaceuticals Enterprises, Inc. and Pope Investments, LLC
10.2	Registration Rights Agreement, dated as of November 6, 2007, between Genesis Pharmaceuticals Enterprises, Inc. and Pope Investments, LLC
10.3	Closing Escrow Agreement, dated as of November 6, 2007, by and among Genesis Pharmaceuticals Enterprises, Inc., Pope Investments, LLC and Sichenzia Ross Friedman Ference LLP
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS PHARMACEUTICALS ENTERPRISES, INC.

Dated: November 9, 2007	By:	/s/ CAO WUBO
Cao Wubo
Chief Executive Officer